10f-3 Transactions Summary
Evergreen Compliance Department
has on file a checklist
signed by the portfolio manager
and a compliance manager
stating that the transaction
fully complies
with the conditions
of Rule 10f-3 of the Investment
Company Act of 1940.
Fund
Utility and Telecommunication
 Fund
Security
Copano Energy LLC
Advisor
EIMCO
Transaction
 Date
12/6/06
Cost
$236,440
% of
Offering Purchase
0.04%
Broker
UBS Investment Bank
Underwriting
Syndicate
Members
Morgan Stanley
RBC Capital Markets
Lehman Brothers
Wachovia Securities